United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2024

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On February 23, 2024, PureCycle: Ohio LLC (“PCO”), an indirect wholly-owned subsidiary of PureCycle Technologies, Inc (the “Company”), reached terms of agreement with holders of a majority (the “Majority Holders”) of the Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), on the form of Bond Purchase Agreement and Consent (“Purchase Agreement”) and Third Supplemental Indenture related to the purchase of Bonds (as defined below) (the “Purchase”). The Bonds will be purchased by PCO or an affiliate of PCO at a price of $1,050 per $1,000 principal amount of Bonds purchased (the “Purchase Price”). In addition to the Majority Holders, additional holders of the Series 2020A Bonds, as well as Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”), and Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, the Series 2020A Bonds, Series 2020B Bonds and Series 2020C Bonds collectively, the “Bonds”) may participate in the Purchase. Terms used but not defined herein have the meanings ascribed thereto in the Indenture (as defined below).
Holders of Bonds that participate in the Purchase will be required to execute the Purchase Agreement, which will include the consent to the “Third Supplemental Indenture.” In addition to the other conditions precedent included therein, the Third Supplemental Indenture will be effective upon no less than Majority Holders' agreement to participate in the Purchase and execute the Purchase Agreement.
The Third Supplemental Indenture by and among the Southern Ohio Port Authority (the “Issuer”), UMB Bank, N.A., as trustee (the “Trustee”), PCO, PureCycle Technologies LLC, an indirect affiliate of the Company, as guarantor (the “Guarantor”), and PCTO Holdco LLC (“Holdco”), an indirect affiliate of the Company (PCO, the Guarantor and Holdco collectively, the “Company Parties”) will amend and supplement the Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Trustee, the Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between the Issuer and PCO and certain of the other financing documents entered into in connection therewith, by, among other things and without limitation eliminating substantially all covenants and Events of Default contained in the Indenture, the Loan Agreement and certain of such other financing documents including, but not limited, to the following changes:
•elimination of the Milestones (as defined in prior amendments to the Indenture);
•amendments extending the Outside Completion Date to December 31, 2030;
•amendments to the definition of each of “Outstanding,” “Bonds Outstanding,” and “Outstanding Bonds” in the Indenture such that any Bonds owned by or on behalf of PureCycle or an affiliate of PureCycle or the Issuer or an affiliate of the Issuer will have the same voting or consent rights as other Holders;
•elimination of the requirement to produce sufficient annual gross revenues in order to provide a Senior Debt Service Coverage Ratio (“DSCR”) equal to at least 150% for each fiscal year, and a ratio of at least 110% of net income available for debt service;
•elimination of certain financial pre-requisites that placed limitations on the issuance of additional senior parity indebtedness, subordinate indebtedness and non-parity indebtedness;
•elimination of the DSCR requirement for certain equipment liens;
•elimination of delivery of interim financial statements on a quarterly basis for PCO and the Guarantor;
•elimination of requirement for an unqualified opinion of the independent certified public accountant for year-end financials for PCO;
•elimination of quarterly operating statements and monthly reconciliation statements;
•elimination of the operating revenue escrow fund;
•elimination of the restrictions on distributions by PCO on any of its membership interests, including management fees;
•elimination of the requirement to disclose transactions with affiliates to the Trustee and bondholders and to seek approval of Majority Holders for affiliate transactions.
•elimination of the requirement that offtake contracts provide revenues to PCO sufficient to meet a Senior Parity Coverage Requirement ratio (“SPCR”) of 125% for any fiscal year;

•elimination of the requirement that offtake contracts provide revenues to PCO sufficient to meet a Senior Parity Coverage Requirement ratio (“SPCR”) of 125% for any fiscal year;
•elimination of the requirement that the Guarantor replenish the Contingency Account from the liquidity reserve escrow fund and replenish the liquidity reserve escrow fund;
•amendments providing that the occurrence of an event of default (other than an event of default under the Loan Agreement, the mortgage or the tax compliance agreement) will not be an event of default under the Indenture; and
•amendments to various escrow accounts and other funds managed by the Trustee and US Bank to permit the release of funds from such accounts in an amount proportionate to the percentage of aggregate principal amount of Bonds purchased by PCO or an affiliate of PCO from time to time.
The foregoing description of the Purchase Agreement and Consent and Third Supplemental Indenture are not complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 99.1 and 99.2, respectively.
The Purchase is expected to close by March 4, 2024, and will be funded with funds released from the Trust Estate, the Liquidity Reserve Escrow Fund, and available cash from PCO or an affiliate thereof.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Form of Bond Purchase Agreement and Consent
99.2	Third Supplemental Indenture
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PURECYCLE TECHNOLOGIES, INC.
By: /s/ Brad S. Kalter____________________
Name: Brad S. Kalter
Title: General Counsel and Corporate Secretary
Date: February 23, 2024